Poly Announces Second Quarter Fiscal Year 2020 Financial Results
Launches largest product refresh in Company history and introduces all-new offerings for ecosystem partners

SANTA CRUZ, Calif., - November 5, 2019 - Plantronics, Inc. (NYSE: PLT) ("Poly" or the "Company") today announced second quarter fiscal year 2020 results for the period ending September 30, 2019. Highlights of the second quarter include the following:

($ Millions, except percent and per-share data)[1]	Q2 FY20	Q2 FY19	YTD FY20	YTD FY19[2]
GAAP Revenue	$462	$483	$909	$704
GAAP Gross Margin	44.6%	31.6%	46.0%	37.3%
GAAP Operating Income	($6)	($86)	($34)	($65)
GAAP Diluted EPS	($0.65)	($2.21)	($1.80)	($2.01)
Cash Flow from Operations	$25	$40	$34	$73

Non-GAAP Revenue	$470	$520	$930	$741
Non-GAAP Gross Margin	52.4%	53.2%	54.1%	52.3%
Non-GAAP Operating Income	$81	$96	$167	$132
Non-GAAP Diluted EPS	$1.24	$1.51	$2.55	$2.31
Adjusted EBITDA[3]	$93	$108	$191	$149

1 For further information on supplemental non-GAAP metrics refer to the Use Of Non-GAAP And Comparative Financial Information and Unaudited Reconciliations Of GAAP Measures To Non-GAAP Measures sections below.
2 YTD FY19 results shown here do not reflect Polycom results for the three months ended June 30, 2018 due to the completion of the Polycom acquisition on July 2, 2018.
3 Trailing twelve months Adjusted EBITDA of $399 million.

“In light of the challenges of the past two quarters we are aggressively taking steps to drive long-term profitable growth,” said Joe Burton, President and Chief Executive Officer. “Over the last few months we have announced a record number of new products that are just beginning to ship now with the full rollout over the next few quarters.”

Results Compared to August 6, 2019 Guidance

	Q2 FY20 Results	Q2 FY20 Guidance Range[3]
GAAP Net Revenue	$462M	$456M - $496M
Non-GAAP Net Revenue	$470M	$465M - $505M
Adjusted EBITDA	$93M	$94M - $110M
Non-GAAP Diluted EPS	$1.24	$1.20 - $1.50

3 The non-GAAP revenue guidance ranges shown here exclude the $8.5 million impact of purchase accounting related to recording deferred revenue at fair value at the time of the acquisition.

“During the second quarter, we made further progress reducing our debt and managing corporate spend,” said Chuck Boynton, Executive Vice President and Chief Financial Officer. “As we analyze inventory levels across our value chain, in light of the evolving macroeconomic conditions and significant product transitions underway, we believe it is prudent to reduce channel inventory at this time by reducing sales to channel partners. This reduction will primarily impact our fiscal Q3 results and is incorporated into the guidance we are providing today.”

Highlights for the Second Quarter and Fiscal Year 2020

▪
At Zoom's annual user conference, Poly announced the Studio X family, two new purpose-built all-in-one video bars designed to dramatically simplify the video conferencing experience. Combined with the Poly Studio and Poly G7500 the Company now has a full portfolio of software-driven video endpoints positioned to capture the rapid growth in the video conferencing market.

•
At Microsoft Ignite, Poly announced the CCX line of business desk phones, combining Microsoft Teams with premium voice quality. All CCX phones integrate Teams contact lists, calendars, meetings, and a dedicated Teams button for activating Cortana skills. The Company also announced that Poly Studio, Trio family, CCX phones, Calisto speakerphones, and Voyager 4200/5200 are now certified for Microsoft Teams.

•	Tata Communications and Poly will offer a range of managed services to support enterprises on their entire Microsoft Teams transition.

•
8x8, ScanSource, and Poly are joining forces to launch CloudFuel, a program designed to accelerate and simplify the process of transitioning from legacy on-premise communication systems to cloud-based solutions.

▪
Poly introduced the next generation of the Company’s lineup of popular Savi wireless headsets. The enhanced Savi Office and UC Series offer more wearing styles, a unique close conversation limiting feature and active noise canceling (ANC).

▪	Poly announced that multiple headsets are now certified to work with Google Voice for G Suite, the new cloud-based business telephony service built for G Suite customers.

▪
Amazon Alexa for Business is now built into the Voyager 5200 and Voyager 4200 UC Series. Tile is also now integrated into these headsets, allowing users to “ring” and locate the headset when its been misplaced.

▪
Poly introduced an all-new true wireless lineup to its award-winning BackBeat line. These true wireless earbuds are extremely lightweight, and each pair comes with a compact carrying case, which includes additional charging capabilities.

•	The Company made a debt repayment of $25 million against its outstanding Term Loan B.

•	Poly Investor Day is scheduled for November 20, 2019. The morning event is specifically designed for institutional investors and equity analysts.

For the full lineup of product announcements in the quarter, please see Poly's corporate blog at poly.blog.com.

Poly Announces Quarterly Dividend of $0.15

The Poly Board of Directors has declared a quarterly cash dividend of $0.15 per common share, to be paid on December 10, 2019, to all shareholders of record as of the close of market on November 20, 2019.

Business Outlook

The following statements are based on the Company's current expectations, and many of these statements are forward-looking. Actual results are subject to a variety of risks and uncertainties and may differ materially from the Company's expectations.

In its fiscal third quarter, the Company expects to reduce channel inventory by approximately $65 million by reducing sales to channel partners, and has adjusted its financial guidance accordingly. The following represents the expected range of financial results for the third quarter and full fiscal year of 2020 (all amounts assuming currency rates remain stable):

	Q3 FY20 Guidance	FY20 Annual Guidance
GAAP Net Revenue	$383M - $423M	$1.72B - 1.81B
Non-GAAP Net Revenue[1]	$390M - $430M	$1.76B - $1.84B
Adjusted EBITDA[2]	$33M - $53M	$283M - $323M
Non-GAAP Diluted EPS[2,3]	$0.01 - $0.31	$2.94 - $3.74

1 Q3 and full year FY20 non-GAAP revenue guidance excludes anticipated purchase accounting adjustments of $7.1 million and $34.0 million, respectively.
2 Q3 and full year FY20 Adjusted EBITDA and non-GAAP diluted EPS excludes estimated intangibles amortization expense of $45.8 million and $182.8 million, respectively. With respect to adjusted EBITDA and diluted EPS guidance, the Company has determined that it is unable to provide quantitative reconciliations of these forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measures with a reasonable degree of confidence in their accuracy without unreasonable effort, as items including stock based compensation, acquisition and integration costs, litigation gains and losses, and impacts from discrete tax adjustments and tax laws are inherently uncertain and depend on various factors, many of which are beyond the Company's control.
3 EPS guidance assumes approximately 40 million diluted average weighted shares and a non-GAAP effective tax rate of 16% to 18%.

Conference Call and Earnings Presentation

Poly is providing an earnings presentation in combination with this press release. The presentation is offered to provide shareholders and analysts with additional detail for analyzing results. The presentation will be available in the Investor Relations section of our corporate website at investor.poly.com along with this press release. A reconciliation of our GAAP to non-GAAP and historical combined comparative results is provided at the end of this press release.

We have scheduled a conference call to discuss second quarter fiscal year 2020 financial results. The conference call will take place today, November 5, 2019, at 2:00 PM (Pacific Time). All interested investors and potential investors in Poly stock are invited to participate. To listen to the call, please dial in five to ten minutes prior to the scheduled starting time and refer to the “Poly Conference Call.”  The dial-in from North America is (888) 301-8736 and the international dial-in is (706) 634-7260.

The conference call will also be simultaneously webcast and can be accessed from the Investor Relations section of our website. A replay of the call with the conference ID #4337595 will be available until January 5, 2020 at (855) 859-2056 for callers from North America and at (404) 537-3406 for all other callers.

Use of Non-GAAP and Combined Comparative Financial Information

To supplement our condensed consolidated financial statements presented on a GAAP basis, we use non-GAAP, and where applicable, combined comparative measures of operating results, including non-GAAP net revenues, non-GAAP gross profit, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, adjusted EBITDA, and non-GAAP diluted EPS, which exclude certain unusual or non-cash expenses and charges that are included in the most directly comparable GAAP measure. These unusual or non-cash expenses and charges include the effect, where applicable, of purchase accounting on deferred revenue and inventory, stock-based compensation, acquisition related expenses, purchase accounting amortization and adjustments, restructuring and other related charges and credits, asset impairments, executive transition charges, rebranding costs, gains or losses from litigations settlements, unusual and/or irregular gains or losses from the sale of investments, and the impact of participating securities, all net of any associated tax impact. We also exclude tax benefits from the release of tax reserves, discrete tax adjustments including transfer pricing, tax deduction and tax credit adjustments, and the impact of tax law changes. We exclude these amounts from our non-GAAP and combined comparative measures primarily because management does not believe they are consistent with the development of our target operating model. Combined comparative results refer to the results for periods prior to the acquisition of Polycom, which were prepared by combining the non-GAAP results of as if they had been combined during that period. These prior period results are presented on a non-GAAP as-reported basis, with immaterial adjustments to align the treatment of non-GAAP adjustments for comparative purposes. We believe that the use of non-GAAP and combined comparative financial measures provides meaningful supplemental information regarding our performance and liquidity and helps investors compare actual results with our historical and long-term target operating model goals as well as our performance as a combined company. We believe presenting non-GAAP net revenue provides meaningful supplemental information regarding how management views the performance of the business and underlying performance of our individual product categories. We believe that both management and investors benefit from referring to these non-GAAP and combined comparative financial measures in assessing our performance and when planning, forecasting and analyzing future periods; however, non-GAAP and combined comparative financial measures are not meant to be considered in isolation of, or as a substitute for, or superior to, net revenues, gross margin, operating expenses, operating income, operating margin, net income or EPS prepared in accordance with GAAP.

Forward Looking Statements Safe Harbor

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to: (i) our efforts to drive long-term profitable growth; (ii) our expectations for new products launches, the timing of their releases and their expected impact on future growth; (iii) our expectations to reduce channel inventory materially in third quarter of Fiscal Year 2020; (iv) our expectations for operating cash flow and debt; (v) estimates of GAAP and non-GAAP financial results for the third quarter and full year Fiscal Year 2020, including net revenues, purchase accounting adjustments, adjusted EBITDA, tax rates, intangibles amortization, and diluted weighted average shares outstanding and diluted EPS, in addition to other matters discussed in this press release that are not purely historical data. We do not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contemplated by such statements. Among the factors that could cause actual results to differ materially from those contemplated are:

•
Regarding the Polycom acquisition: (i) we may be unable to integrate Polycom's business within our own in a timely and cost-efficient manner or do so without adversely impacting operations, including new product launches; (ii) expected synergies or operating efficiencies may fail to materialize in whole or part or may not occur within expected time-frames; (iii) the acquisition and our subsequent integration efforts may adversely impact relationships with customers, suppliers and strategic partners and their operating results and businesses generally (including the diversion of management time on transaction-related issues); (iv) we may be unable to retain and hire key personnel; (v) our increased leverage as a result of the transaction is substantially greater than prior to the acquisition which may pose risks, including reduced flexibility to make changes in our operations in response to business or economic conditions, increased borrowing costs, as well as penalties or costs should we fail to comply with terms of the financial agreements such as debt ratios and financial and operation performance targets; (vi) negative effects on the market price of our common stock as a result of the transaction, particularly in light of the issuance of our stock in the transaction; (vii) our financial reporting including those resulting from the adoption of new accounting pronouncements and associated system implementations in the context of the transaction, our ability to forecast financial results of the combined company and that we may be unable to successfully integrate our reporting system causing an adverse impact to our ability to make timely and accurate filings with the SEC and other domestic and foreign governmental agencies; (viii) the potential impact of the transaction on our future tax rate and payments based on our global entity consolidation efforts and our ability to quickly and cost effectively integrate foreign operations; (ix) the challenges of integrating the supply chains of the two companies; and (x) the potential that our due diligence did not uncover risks and potential liabilities of Polycom;

•	Micro and macro-economic conditions in our domestic and international markets;

•	the nature and extent of competition we face, particularly subsequent to the acquisition of Polycom as it relates to our ability to adapt to new competitors and changing markets;

•	the impact of product transitions underway which are replacing or upgrading nearly every major product in our product portfolio;

•	the impact of customer brand preferences on Consumer and Enterprise market demands;

•	the impact of our adoption of a new corporate branding identity, including any confusion or harm to our reputation resulting therefrom;

•	the impact of ongoing integration, restructuring and disaggregation activities on our operations, including on employees, suppliers and customers from the Polycom acquisition;

•
our ability to realize and achieve positive financial results projected to arise in the our key markets from UC&C adoption could be adversely affected by a variety of factors including the following: (i) as UC&C becomes more widely adopted, the risk that competitors will offer solutions that will effectively commoditize our products which, in turn, will reduce the sales prices for those products; (ii) our plans are dependent upon adoption of our UC&C solution by major platform providers and any proprietary solutions of competitors, and our influence over such providers and the marketing in general with respect to the functionality of their platforms or their product offerings, their rate of deployment, and their willingness to integrate their platforms and product offerings with our solutions is limited; (iii) delays or limitations on our ability to timely introduce solutions that are cost effective, feature-rich, stable, and attractive to our customers within forecasted development budgets; (iv) our successful implementation and execution of new and different processes involving the design, development, and manufacturing of complex electronic systems composed of hardware, firmware, and software that works seamlessly and continuously in a wide variety of environments and with multiple devices; (v) failure of UC&C solutions generally, or our solutions in particular, to be adopted with the breadth and speed we anticipate; (vi) our sales model and expertise must successfully evolve to support complex integration of hardware, software, and services with UC&C infrastructure consistent with changing customer purchasing expectations; (vii) as UC&C becomes more widely adopted we anticipate that competition for market share will increase, particularly given that some competitors may have superior technical and economic resources; (viii) sales cycles for UC&C deployments are longer and becoming more complex; (ix) our inability to timely and cost-effectively adapt to changing business requirements may impact our profitability in this market and our overall margins; and (x) our failure to expand our technical support capabilities to support the complex and proprietary platforms in which our UC&C products are and will be integrated;

•
risks associated with our channel partners' sales reporting, product inventories, and product sell-through since we sell a significant amount of products to channel partners who maintain their own inventory of our products;

•
failure to match production to demand given long lead times and the difficulty of forecasting unit volumes and acquiring the component parts and materials to meet demand without having excess inventory or incurring cancellation charges;

•
forecasting sales and procurement demands is inherently difficult, particularly with continuing uncertainty in regional and global economic conditions as well as currency fluctuations, and there can be no assurance that expectations of incoming orders over the balance of the current quarter will materialize;

•
volatility in prices and availability of components from our suppliers, including our manufacturers located in APAC, have in the past and could in the future negatively affect our profitability and/or market share;

•	fluctuations in foreign exchange rates;

•	new or greater tariffs on our products;

•	the bankruptcy or financial weakness of distributors or key customers, or the bankruptcy of or reduction in capacity of our key suppliers;

•
additional risk factors including: interruption in the supply of sole-sourced critical components, continuity of component supply at costs consistent with our plans, and the inherent risks of our substantial foreign operations; and

•	seasonality in one or more of our product categories.

For more information concerning these and other possible risks, please refer to our Annual Report on Form 10-K filed with the Securities and Exchange Commission on May 17, 2019 and other filings with the Securities and Exchange Commission, as well as recent press releases. The Securities and Exchange Commission filings can be accessed over the Internet at http://www.sec.gov/edgar/searchedgar/companysearch.html.

Financial Summaries

The following related charts are provided:

•	Summary Unaudited Condensed Consolidated Financial Statements

•	Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures

•	Unaudited Reconciliations of GAAP Measures to Trailing Twelve Months EBITDA

•	Unaudited Reconciliations of GAAP Measures to Non-GAAP Combined Comparative Measures

About Poly

Poly is a global communications company that powers meaningful human connection and collaboration. Poly combines legendary audio expertise and powerful video and conferencing capabilities to overcome the distractions, complexity and distance that make communication in and out of the workplace challenging. Poly believes in solutions that make life easier when they work together and with our partner’s services. Our headsets, software, desk phones, audio and video conferencing, analytics and services are used worldwide and are a leading choice for every kind of workspace. For more information, please visit: www.poly.com.

Poly and the propeller design are trademarks of Plantronics, Inc. All other trademarks are the property of their respective owners.

INVESTOR CONTACT: Mike Iburg Vice President, Investor Relations (831) 458-7533

MEDIA CONTACT: Edie Kissko Senior Director and Head of Corporate Communications (213) 369-3719

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Net revenues:
Net product revenues	$395,137	$435,262	$777,882	$656,571
Net services revenues	66,572	47,807	131,594	47,807
Total net revenues	461,709	483,069	909,476	704,378
Cost of revenues:
Cost of product revenues	229,323	305,477	437,939	416,943
Cost of service revenues	26,315	24,963	52,820	24,963
Total cost of revenues	255,638	330,440	490,759	441,906
Gross profit	206,071	152,629	418,717	262,472
Gross profit %	44.6%	31.6%	46.0%	37.3%
Operating expenses:
Research, development, and engineering	57,415	57,047	116,939	80,748
Selling, general, and administrative	148,419	174,297	312,027	238,500
(Gain) loss, net from litigation settlements	—	—	(1,162)	(30)
Restructuring and other related charges	5,847	7,261	25,372	8,581
Total operating expenses	211,681	238,605	453,176	327,799
Operating income	(5,610)	(85,976)	(34,459)	(65,327)
Operating income %	(1.2)%	(17.8)%	(3.8)%	(9.3)%

Interest expense	(23,797)	(23,893)	(47,729)	(31,220)
Other non-operating income, net	(625)	1,610	(292)	3,606
Income before income taxes	(30,032)	(108,259)	(82,480)	(92,941)
Income tax expense (benefit)	(4,122)	(21,550)	(11,699)	(20,703)
Net income (loss)	$(25,910)	$(86,709)	$(70,781)	$(72,238)

% of net revenues	(5.6)%	(17.9)%	(7.8)%	(10.3)%

Earnings per common share:
Basic	$(0.65)	$(2.21)	$(1.80)	$(2.01)
Diluted	$(0.65)	$(2.21)	$(1.80)	$(2.01)

Shares used in computing earnings per common share:
Basic	39,584	39,281	39,411	35,938
Diluted	39,584	39,281	39,411	35,938

Effective tax rate	(13.7)%	(19.9)%	(14.2)%	(22.3)%

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands)

UNAUDITED CONSOLIDATED BALANCE SHEETS
	September 30,	March 31,
	2019	2019
ASSETS
Cash and cash equivalents	$186,442	$202,509
Short-term investments	14,378	13,332
Total cash, cash equivalents, and short-term investments	200,820	215,841
Accounts receivable, net	337,077	337,671
Inventory, net	228,363	177,146
Other current assets	55,160	50,488
Total current assets	821,420	781,146
Property, plant, and equipment, net	186,638	204,826
Purchased intangibles, net	734,355	825,675
Goodwill	1,279,897	1,278,380
Deferred tax and other assets	89,704	26,508
Total assets	$3,112,014	$3,116,535
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$169,701	$129,514
Accrued liabilities	427,647	398,715
Total current liabilities	597,348	528,229
Long-term debt, net of issuance costs	1,619,015	1,640,801
Long-term income taxes payable	92,831	83,121
Other long-term liabilities	143,713	142,697
Total liabilities	2,452,907	2,394,848
Stockholders' equity	659,107	721,687
Total liabilities and stockholders' equity	$3,112,014	$3,116,535

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Cash flows from operating activities
Net Income	$(25,910)	$(86,709)	$(70,781)	$(72,238)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	57,376	82,398	115,074	87,646
Amortization of debt issuance cost	1,361	1,407	2,722	1,769
Stock-based compensation	14,693	10,840	27,597	18,990
Deferred income taxes	(15,657)	(22,688)	(48,802)	(18,056)
Provision for excess and obsolete inventories	1,844	2,196	3,604	2,808
Restructuring charges	5,847	7,261	25,372	8,581
Cash payments for restructuring charges	(5,291)	(6,560)	(22,949)	(7,395)
Other operating activities	6,929	9,284	8,894	9,010
Changes in assets and liabilities:
Accounts receivable, net	(17,667)	(29,165)	3,778	(23,863)
Inventory, net	(13,275)	16,780	(55,584)	16,380
Current and other assets	(6,146)	(5,674)	9,352	(2,693)
Accounts payable	(1,482)	14,939	34,910	20,627
Accrued liabilities	14,168	46,805	(29,616)	39,505
Income taxes	8,427	(646)	29,995	(8,521)
Cash provided by operating activities	$25,217	$40,468	$33,566	$72,550

Cash flows from investing activities
Proceeds from sale of investments	—	—	170	124,640
Proceeds from maturities of investments	—	—	—	131,017
Purchase of investments	(155)	(142)	(806)	(536)
Acquisitions, net of cash acquired	—	(1,616,692)	—	(1,650,242)
Capital expenditures	(4,753)	(3,667)	(9,260)	(7,535)
Proceeds from sale of property and equipment	2,142	—	2,142	—
Cash provided by (used for) investing activities	$(2,766)	$(1,620,501)	$(7,754)	$(1,402,656)

Cash flows from financing activities
Employees' tax withheld and paid for restricted stock and restricted stock units	(660)	(307)	(9,281)	(13,342)
Proceeds from issuances under stock-based compensation plans	6,027	4,314	6,616	14,872
Repayments of long-term debt	(25,000)	—	(25,000)	—
Proceeds from debt issuance, net	—	1,244,713	—	1,244,713
Payment of cash dividends	(5,982)	(5,968)	(11,922)	(10,982)
Cash used for financing activities	$(25,615)	$1,242,752	$(39,587)	$1,235,261
Effect of exchange rate changes on cash and cash equivalents	(2,298)	(2,675)	(2,292)	(4,730)
Net increase (decrease) in cash and cash equivalents	(5,462)	(339,956)	(16,067)	(99,575)
Cash and cash equivalents at beginning of period	191,904	631,042	202,509	390,661
Cash and cash equivalents at end of period	$186,442	$291,086	$186,442	$291,086

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS DATA

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2019	2018	2019	2018

GAAP Net revenues	$461,709	$483,069	$909,476	$704,378
Deferred revenue purchase accounting	8,524	36,585	20,683	36,585
Non-GAAP Net revenues	$470,233	$519,654	$930,159	$740,963

GAAP Gross profit	$206,071	$152,629	$418,717	$262,472
Purchase accounting amortization	30,716	55,668	60,716	55,668
Inventory valuation adjustment	—	30,395	—	30,395
Deferred revenue purchase accounting	8,524	36,585	20,683	36,585
Acquisition and integration fees	88	217	1,010	217
Stock-based compensation	997	1,073	1,975	2,036
Rebranding costs	23	—	59	—
Non-GAAP Gross profit	$246,419	$276,567	$503,160	$387,373
Non-GAAP Gross profit %	52.4%	53.2%	54.1%	52.3%

GAAP Research, development, and engineering	$57,415	$57,047	$116,939	$80,748
Stock-based compensation	(4,213)	(2,768)	(7,932)	(4,990)
Acquisition and integration fees	(560)	(56)	(1,901)	(56)
Other adjustments	(542)	—	(542)	—
Non-GAAP Research, development, and engineering	$52,100	$54,223	$106,564	$75,702

GAAP Selling, general, and administrative	$148,419	$174,297	$312,027	$238,500
Acquisition and integration fees	(10,009)	(25,980)	(28,181)	(31,783)
Purchase accounting amortization	(15,278)	(15,279)	(30,556)	(15,279)
Stock-based compensation	(9,483)	(6,999)	(17,690)	(11,964)
Rebranding costs	(649)	—	(6,068)	—
Non-GAAP Selling, general, and administrative	$113,000	$126,039	$229,532	$179,474

GAAP Operating expenses	$211,681	$238,605	$453,176	$327,799
Acquisition and integration fees	(10,569)	(26,036)	(30,082)	(31,839)
Purchase accounting amortization	(15,278)	(15,279)	(30,556)	(15,279)
Stock-based compensation	(13,696)	(9,767)	(25,622)	(16,954)
Restructuring and other related charges	(5,847)	(7,261)	(25,372)	(8,581)
Rebranding costs	(649)	—	(6,068)	—
Other adjustments	(542)	—	620	—
Non-GAAP Operating expenses	$165,100	$180,262	$336,096	$255,146

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS DATA (CONTINUED)

	Three Months Ended				Six Months Ended
	September 30,				September 30,
	2019		2018		2019		2018
GAAP Operating income	$(5,610)		$(85,976)		$(34,459)		$(65,327)
Purchase accounting amortization	45,994		70,947		91,272		70,947
Inventory valuation adjustment	—		30,395		—		30,395
Deferred revenue purchase accounting	8,524		36,585		20,683		36,585
Acquisition and integration fees	10,657		26,253		31,092		32,056
Stock-based compensation	14,693		10,840		27,597		18,990
Restructuring and other related charges	5,847		7,261		25,372		8,581
Rebranding costs	672		—		6,127		—
Other adjustments	542		—		(620)		—
Non-GAAP Operating income	$81,319		$96,305		$167,064		$132,227

GAAP Net income	$(25,910)		$(86,709)		$(70,781)		$(72,238)
Purchase accounting amortization	45,994		70,947		91,272		70,947
Inventory valuation adjustment	—		30,395		—		30,395
Deferred revenue purchase accounting	8,524		36,585		20,683		36,585
Acquisition and integration fees	10,657		26,253		31,092		32,056
Stock-based compensation	14,693		10,840		27,597		18,990
Restructuring and other related charges	5,847		7,261		25,372		8,581
Rebranding costs	672		—		6,127		—
Other adjustments	542	[1]	—	[1]	(620)	[1,2]	—
Income tax effect of above items	(12,511)		(34,032)		(27,994)		(38,898)
Income tax effect of unusual tax items	499	[3]	(1,260)	[4]	(1,519)	[3]	(1,359)	[4]
Non-GAAP Net income	$49,006		$60,280		$101,229		$85,059

GAAP Diluted earnings per common share	$(0.65)		$(2.21)		$(1.80)		$(2.01)
Purchase accounting amortization	1.16		1.78		2.30		1.93
Inventory valuation adjustment	—		0.76		—		0.83
Deferred revenue purchase accounting	0.21		0.92		0.52		0.99
Stock-based compensation	0.37		0.27		0.70		0.52
Acquisition and integration fees	0.27		0.66		0.78		0.87
Restructuring and other related charges	0.15		0.18		0.64		0.23
Rebranding costs	0.02		—		0.15		—
Other adjustments	0.01		—		(0.02)		—
Income tax effect	(0.32)		(0.89)		(0.75)		(1.09)
Effect of participating securities	—		—		—		—
Effect of anti-dilutive securities	0.02		0.04		0.03		0.04
Non-GAAP Diluted earnings per common share	$1.24		$1.51		$2.55		$2.31

Shares used in diluted earnings per common share calculation:
GAAP	39,584		39,281		39,411		35,938
non-GAAP	39,664		39,920		39,653		36,795

[1]	Includes Executive transition costs and losses due to litigation settlements.
[2]	Excluded amounts represent immaterial gains from litigation.
[3]	Excluded amounts represent changes in tax law and the release of tax reserves.
[4]	Excluded amounts represent tax benefits resulting from the release of tax reserves and tax return true-ups.

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP OPERATING INCOME TO ADJUSTED EBITDA
($ in thousands)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS DATA

	Three Months Ended					Twelve Months Ended
	September 30,	December 31,	March 31,	June 30,	September 30,	September 30,
	2018	2018	2019	2019	2019	2019
GAAP operating income	$(85,976)	$(24,707)	$(19,259)	$(28,849)	$(5,610)	$(78,425)
Deferred revenue purchase accounting	36,585	28,923	19,316	12,159	8,524	68,922
Inventory valuation adjustment	30,395	—	—	—	—	—
Acquisition and integration fees	26,253	22,274	14,323	20,435	10,657	67,689
Stock-based compensation	10,840	11,719	11,225	12,904	14,693	50,541
Restructuring and other related charges	7,261	12,130	11,983	19,525	5,847	49,485
Rebranding costs	—	—	5,192	5,455	672	11,319
Other adjustments	—	—	1,005	(1,162)	542	385
Depreciation and amortization	82,398	55,117	58,606	57,698	57,376	228,797
Adjusted EBITDA	$107,756	$105,456	$102,391	$98,165	$92,701	$398,713